Exhibit 99.1

TransDigm Group Reports Fiscal 2019 Third Quarter Results and Declares a Special Cash Dividend of $30.00 Per Share

Cleveland, Ohio, August 6, 2019/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the third quarter ended June 29, 2019. The Company also announced that its board of directors has authorized and declared a special cash dividend of $30.00 on each outstanding share of common stock and cash dividend equivalent payments under options granted under its stock option plans. The record date for the special dividend is August 16, 2019, and the payment date for the dividend is August 23, 2019.
Highlights for the third quarter include:

•	Net sales of $1,658.3 million, up 69.1% from $980.7 million;

•	Net income from continuing operations of $144.5 million, down 33.5% from $217.4 million;

•	Earnings per share from continuing operations of $2.57, down 34.3% from $3.91;

•	EBITDA As Defined of $691.0 million, up 41.8% from $487.1 million;

•	Adjusted earnings per share of $4.95, up 23.4% from $4.01;

•	Esterline net sales contribution of $545.3 million, EBITDA as Defined contribution of $134.4 million and implied EBITDA as Defined margin of 24.6%; and

•	Upward revision to fiscal 2019 financial guidance. Increased EBITDA As Defined mid-point $90 million to $2,435 million. Increased adjusted earnings per share mid-point $1.28 per share to $18.09.

Prior to the current quarter, on March 14, 2019, TransDigm completed the acquisition of Esterline Technologies Corporation (NYSE:ESL), a supplier of products to the global aerospace and defense industry in a transaction valued at approximately $4 billion in total consideration.
Also prior to the current quarter, on February 13, 2019, TransDigm completed the private offering of $4.0 billion aggregate principal amount of 6.25% Senior Secured Notes due 2026. The net proceeds of the $4.0 billion secured notes were used to fund the purchase price of the Esterline acquisition and to allow for substantial near term financial flexibility.
The acquisition of Esterline and the associated financing described above significantly impacted certain year-over-year comparisons.
Net sales for the quarter rose 69.1%, or $677.6 million, to $1,658.3 million from $980.7 million in the comparable quarter a year ago. Organic sales growth was 11.8%. Acquisition sales contributed $561.4 million, of which $545.3 million were from Esterline.
Net income from continuing operations for the quarter decreased 33.5% to $144.5 million, or $2.57 per share, compared to $217.4 million, or $3.91 per share, in the comparable quarter a year ago. The increase in net sales described above was offset primarily by higher operating costs and acquisition-related expenses attributable to Esterline, as well as higher interest expense and effective tax rate related to the new debt.

Excluding these negative impacts, the strong operating performance of the legacy TransDigm business would have translated to higher net income and earnings per share growth.
Adjusted net income for the quarter increased 24.7% to $278.4 million, or $4.95 per share, from $223.2 million, or $4.01 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 10.9% to $518.1 million from $467.0 million for the comparable quarter a year ago. EBITDA for the quarter was reduced by $16 million for the payment of a voluntary refund to several U.S. Department of Defense agencies.
EBITDA As Defined for the period increased 41.8% to $691.0 million compared with $487.1 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 41.7%.

Esterline contributed $134.4 million of EBITDA As Defined in the current quarter. Esterline's EBITDA As Defined as a percentage of net sales for the quarter was 24.6%.
“We are pleased with our operating results and the strength of both our legacy business and the Esterline acquisition for the third quarter," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "Our legacy business continues to thrive driven by continued growth across all major end markets. The Esterline integration is proceeding well and results have exceeded our expectations in the first full quarter under our ownership.”
W. Nicholas Howley, TransDigm Group’s Executive Chairman stated, “Given the recently announced sale of Souriau-Sunbank for $920 million, the significant amount of cash currently available, our solid operating performance and ongoing expectations, we believe that this is the appropriate time to declare and pay a special dividend, as we have done a number of times in the past. The $30.00 special dividend represents a payout of about 6% of our recent 30-day average stock price and will leave us with significant liquidity and financial flexibility to meet any likely capital requirements or other opportunities.”
Year-to-Date Results
Net sales for the thirty-nine week period ended June 29, 2019 rose 39.3%, or $1,085.9 million, to $3,847.6 million from $2,761.7 million in the comparable period last year. Acquisition sales contributed $768.6 million, of which $667.3 million were from Esterline.
Net income from continuing operations for the thirty-nine week period ended June 29, 2019 declined 25.7% to $542.9 million, or $9.22 per share, compared to $731.2 million, or $12.14 per share, in the comparable period last year. The increase in net sales was partially offset by a higher effective tax rate of 24.8% for the current year compared to (3.9)% for the thirty-nine week period ended June 29, 2018. The prior year period was favorably impacted by the enactment of the U.S. Tax Cuts and Jobs Act (tax reform) and included a one-time provisional net tax benefit of $147.1 million, or $2.65 per share. Higher operating costs and acquisition-related expenses attributable to Esterline, as well as higher interest expense, also negatively impacted net income.
Earnings per share were reduced in both 2019 and 2018 by $0.43 per share and $1.01 per share, respectively, representing dividend equivalent payments made during each year.
Adjusted net income for the thirty-nine week period ended June 29, 2019 decreased 2.1% to $731.7 million, or $13.01 per share, from $747.1 million, or $13.44 per share, in the comparable period a year ago. Adjusted earnings per share in the prior fiscal year included $2.65 per share of one-time favorable impact from the enactment of tax reform. Excluding this favorable tax impact, current earnings per share increased 20.6% over $10.79 per share in the prior year.
EBITDA for the thirty-nine week period ended June 29, 2019 increased 15.2% to $1,484.7 million from $1,289.0 million for the comparable period a year ago.
EBITDA As Defined for the period increased 29.4% to $1,749.4 million compared with $1,351.8 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 45.5%.
Esterline contributed $161.1 million of EBITDA As Defined in the current year. Esterline's EBITDA As Defined as a percentage of net sales for the year-to-date period under TransDigm ownership was 24.1%.
Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Souriau-Sunbank Divestiture
Subsequent to the quarter end, TransDigm announced it received a binding offer pursuant to a put option agreement from Eaton Corporation plc (NYSE:ETN) for the acquisition by Eaton of the business of Souriau-Sunbank Connection Technologies (Souriau-Sunbank) in a transaction valued at approximately $920 million. Souriau-Sunbank was acquired by TransDigm in March 2019 as part of the Esterline Technologies acquisition and is a leading global supplier of highly-engineered interconnect solutions for harsh environments serving customers primarily in aerospace, defense and space end markets. The transaction is expected to be completed during the fourth quarter of calendar 2019.
Fiscal 2019 Outlook
Mr. Stein stated, "We are increasing our full year guidance primarily to include the strong performance of our legacy TransDigm business and better than expected Esterline integration performance." The guidance includes Souriau-Sunbank. Assuming no additional acquisitions or divestitures, and based on current market conditions, TransDigm now expects fiscal 2019 financial guidance to be as follows:

•	Net sales are anticipated to be in the range of $5,500 million to $5,550 million compared with $3,811 million in fiscal 2018 (an increase of $85 million at the mid-point);

•	Net income from continuing operations is anticipated to be in the range of $767 million to $785 million compared with $962 million in fiscal 2018 (an increase of $71 million at the mid-point) (1) ;

•
Earnings per share from continuing operations is expected to be in the range of $13.19 to $13.51 per share based upon weighted average shares outstanding of 56.3 compared with $16.28 per share in fiscal 2018 (an increase of $1.26 at the mid-point) (1);

•	EBITDA As Defined is anticipated to be in the range of $2,425 million to $2,445 million compared with $1,877 million in fiscal 2018 (an increase of $90 million at the mid-point); and

•	Adjusted earnings per share is expected to be in the range of $17.93 to $18.25 per share compared with $17.83 per share in fiscal 2018 (an increase of $1.28 at the mid-point).

•	Other key financial expectations for fiscal 2019 guidance:

◦	Net interest expense of $865 million;

◦	Depreciation and amortization expense of $220 million ($32 million of intangible backlog amortization is excluded from adjusted earnings per share calculation);

◦	Acquisition-related transaction and integration costs of $230 million; and

◦	GAAP and cash effective tax rate of 24% to 25%; adjusted tax rate of 26.5%.
(1) Fiscal 2018 net income includes a one-time provisional benefit of $146.4 million, or $2.63 per share due to the enactment of tax reform. Excluding the one-time provisional tax benefit, fiscal 2018 earnings per share from continuing operations would be $13.65 per share.
Please see the attached table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2019. Additionally, please see the attached table 7 for comparison of the current fiscal year 2019 guidance versus the previously issued fiscal year 2019 guidance.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on August 6, 2019, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 221-1741 and enter the pass code 8679873. International callers should dial (270) 215-9922 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the pass code 8679873. International callers should dial (404) 537-3406 and use the same pass code.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, advanced sensor products, switches and relay panels, advanced displays, thermal protection and insulation, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2019 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions, including our acquisition of Esterline; our indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Director of Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 1
JUNE 29, 2019 AND JUNE 30, 2018
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
NET SALES	$1,658,319	$980,662	$3,847,559	$2,761,692
COST OF SALES	896,845	411,142	1,862,648	1,181,448
GROSS PROFIT	761,474	569,520	1,984,911	1,580,244
SELLING AND ADMINISTRATIVE EXPENSES	274,557	112,816	561,307	326,208
AMORTIZATION OF INTANGIBLE ASSETS	41,889	19,224	84,986	53,793
INCOME FROM OPERATIONS	445,028	437,480	1,338,618	1,200,243
INTEREST EXPENSE - NET	241,292	167,577	614,701	489,776
REFINANCING COSTS	106	4,159	3,540	5,910
OTHER (INCOME) EXPENSE	(1,889)	203	(2,090)	865
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	205,519	265,541	722,467	703,692
INCOME TAX PROVISION	60,909	48,150	179,183	(27,550)
INCOME FROM CONTINUING OPERATIONS INCLUDING NONCONTROLLING INTERESTS	144,610	217,391	543,284	731,242
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(145)	—	(2,943)
NET INCOME INCLUDING NONCONTROLLING INTERESTS	144,610	217,246	543,284	728,299
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(160)	—	(384)	—
NET INCOME ATTRIBUTABLE TO TD GROUP	$144,450	$217,246	$542,900	$728,299
NET INCOME APPLICABLE TO TD GROUP COMMON STOCK	$144,450	$217,246	$518,591	$672,151
Net earnings per share attributable to TD Group stockholders:
Net earnings per share from continuing operations - basic and diluted	$2.57	$3.91	$9.22	$12.14
Net loss per share from discontinued operations - basic and diluted	—	—	—	(0.05)
Net earnings per share	$2.57	$3.91	$9.22	$12.09
Weighted-average shares outstanding:
Basic and diluted	56,265	55,597	56,265	55,598

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 2
JUNE 29, 2019 AND JUNE 30, 2018
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income including noncontrolling interests	$144,610	$217,246	$543,284	$728,299
Less: Loss from discontinued operations, net of tax (1)	—	(145)	—	(2,943)
Income from continuing operations including noncontrolling interests	144,610	217,391	543,284	731,242
Adjustments:
Depreciation and amortization expense	71,318	33,925	147,544	95,534
Interest expense, net	241,292	167,577	614,701	489,776
Income tax provision	60,909	48,150	179,183	(27,550)
EBITDA	518,129	467,043	1,484,712	1,289,002
Adjustments:
Acquisition-related expenses and adjustments (2)	136,385	10,381	186,451	16,940
Non-cash stock compensation expense (3)	31,809	13,708	70,082	36,411
Refinancing costs (4)	106	4,159	3,540	5,910
Other, net (5)	4,568	(8,150)	4,658	3,534
Gross Adjustments to EBITDA	172,868	20,098	264,731	62,795
EBITDA As Defined	$690,997	$487,141	$1,749,443	$1,351,797
EBITDA As Defined, Margin (6)	41.7%	49.7%	45.5%	48.9%

(1) During the fourth quarter of fiscal 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale beginning September 30, 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61.4 million, which included a working capital adjustment of $0.3 million that was settled in July 2018.

(2) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(3) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 3
JUNE 29, 2019 AND JUNE 30, 2018
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Reported Earnings Per Share
Income from continuing operations including noncontrolling interests	$144,610	$217,391	$543,284	$731,242
Net income attributable to noncontrolling interests	(160)	—	(384)	—
Net income from continuing operations attributable to TD Group	144,450	217,391	542,900	731,242
Less dividends paid on participating securities	—	—	(24,309)	(56,148)
	144,450	217,391	518,591	675,094
Loss from discontinued operations, net of tax	—	(145)	—	(2,943)
Net income applicable to TD Group common stock - basic and diluted	$144,450	$217,246	$518,591	$672,151
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	53,208	52,470	52,994	52,241
Vested options deemed participating securities	3,057	3,127	3,271	3,357
Total shares for basic and diluted earnings per share	56,265	55,597	56,265	55,598
Net earnings per share attributable to TD Group from continuing operations - basic and diluted	$2.57	$3.91	$9.22	$12.14
Net earnings per share attributable to TD Group from discontinued operations - basic and diluted	—	—	—	(0.05)
Basic and diluted earnings per share	$2.57	$3.91	$9.22	$12.09
Adjusted Earnings Per Share
Net income from continuing operations	$144,610	$217,391	$543,284	$731,242
Gross adjustments to EBITDA	172,868	20,098	264,731	62,795
Purchase accounting backlog amortization	14,233	2,024	18,943	3,108
Tax adjustment	(53,328)	(16,292)	(95,259)	(49,998)
Adjusted net income	$278,383	$223,221	$731,699	$747,147
Adjusted diluted earnings per share under the two-class method	$4.95	$4.01	$13.01	$13.44
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$2.57	$3.91	$9.22	$12.14
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	—	0.43	1.01
Non-cash stock compensation expense	0.40	0.19	0.91	0.64
Acquisition-related expenses	1.90	0.17	2.65	0.35
Refinancing costs	—	0.06	0.04	0.10
Reduction in income tax provision due to excess tax benefits on stock compensation	0.02	(0.20)	(0.32)	(0.86)
Other, net	0.06	(0.12)	0.08	0.06
Adjusted earnings per share	4.95	4.01	13.01	13.44
Less: One-time impact of tax reform	—	—	—	(2.65)
Adjusted earnings per share excluding tax reform	$4.95	$4.01	$13.01	$10.79

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTY-NINE WEEK PERIODS ENDED
JUNE 29, 2019 AND JUNE 30, 2018
(Amounts in thousands)
(Unaudited)
	Thirty-Nine Week Periods Ended
	June 29, 2019	June 30, 2018
Net cash provided by operating activities	$768,356	$690,910

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	21,442	31,112
Interest expense - net (1)	594,503	473,597
Income tax provision - current	174,033	139,233
Non-cash stock compensation expense (2)	(70,082)	(36,411)
Refinancing costs (4)	(3,540)	(5,910)
EBITDA from discontinued operations (6)	—	(364)
EBITDA	1,484,712	1,292,167
Adjustments:
Acquisition-related expenses (3)	186,451	16,940
Non-cash stock compensation expense (2)	70,082	36,411
Refinancing costs (4)	3,540	5,910
Other, net (5)	4,658	3,534
EBITDA As Defined	$1,749,443	$1,354,962

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation and gain or loss on sale of fixed assets.

(6) During the fourth quarter of fiscal 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale beginning September 30, 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61.4 million, which included a working capital adjustment of $0.3 million that was settled in July 2018.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	June 29, 2019	September 30, 2018
Cash and cash equivalents	$2,716,812	$2,073,017
Trade accounts receivable - net	1,162,345	704,310
Inventories - net	1,413,934	805,292
Current portion of long-term debt	80,863	75,817
Short-term borrowings-trade receivable securitization facility	299,951	299,519
Accounts payable	310,448	173,603
Accrued current liabilities	689,378	351,443
Long-term debt	16,495,885	12,501,946
Total TD Group stockholders' deficit	(1,321,244)	(1,808,471)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT			Table 6
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019
(Amounts in millions, except per share amounts)
(Unaudited)
	Issued August 6, 2019 - Current	Issued May 7, 2019 - Prior
	GUIDANCE MID-POINT	GUIDANCE MID-POINT	CHANGE
	Year Ended	Year Ended
	September 30,	September 30,
	2019	2019
Net income	$776	$705	$71
Adjustments:
Depreciation and amortization expense	220	220	—
Interest expense - net	865	880	(15)
Income tax provision	247	227	20
EBITDA	2,108	2,032	76
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	230	235	(5)
Non-cash stock compensation expense (1)	93	74	19
Refinancing costs (1)	4	4	—
Gross Adjustments to EBITDA	327	313	14
EBITDA As Defined	$2,435	$2,345	$90
EBITDA As Defined, Margin (1)	44.1%	43.1%	1.0%

Earnings per share	$13.35	$12.09	$1.26
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	0.43	0.43	—
Non-cash stock compensation expense	1.21	0.98	0.23
Acquisition-related expenses and adjustments and other, net	3.42	3.52	(0.10)
Refinancing costs	0.05	0.04	0.01
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.37)	(0.25)	(0.12)
Adjusted earnings per share	$18.09	$16.81	$1.28

Weighted-average shares outstanding	56.3	56.3
(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2019 GUIDANCE VERSUS PRIOR FISCAL YEAR 2019 GUIDANCE			Table 7

(Amounts in millions, except per share amounts)
(Unaudited)
	Current	Prior
	Fiscal Year 2019	Fiscal Year 2019
	Guidance	Guidance	Change at
	Issued August 6, 2019	Issued May 7, 2019	Mid-Point
Sales	$5,500 to $5,550	$5,395 to $5,485	$85

GAAP Net Income from Continuing Operations	$767 to $785	$686 to $724	$71

GAAP Earnings Per Share from Continuing Operations	$13.19 to $13.51	$11.75 to $12.43	$1.26

EBITDA As Defined	$2,425 to $2,445	$2,325 to $2,365	$90

Adjusted Earnings Per Share	$17.93 to $18.25	$16.47 to $17.15	$1.28

Weighted-Average Shares Outstanding	56.3	56.3	—